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                         SUPERVALU INC. and Subsidiaries
                       Ratio of Earnings to Fixed Charges
                             For Fiscal Years Ended
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(In thousands, except ratios)                        1997             1996            1995              1994              1993
                                                     ----             ----            ----              ----              ----
Earnings before income taxes                     $280,512         $267,692         $15,925          $294,080          $258,618

Less undistributed earnings of ShopKo             (15,813)         (11,136)        (10,902)           (8,306)          (16,582)
                                           ---------------   --------------   -------------    --------------    --------------

Earnings before income taxes                      264,699          256,556           5,023           285,774           242,036

Interest expense                                  136,831          140,150         135,383           120,292            83,066

Interest on operating leases                       16,950           17,059          18,204            17,288             6,661
                                           ---------------   --------------   -------------    --------------    --------------

                                                 $418,480         $413,765        $158,610          $423,354          $331,763
                                           ===============   ==============   =============    ==============    ==============

 Total fixed charges                              153,781          157,209         153,587           137,580            89,727
                                           ===============   ==============   =============    ==============    ==============

Ratio of earnings to fixed charges                   2.72             2.63            1.03              3.08              3.70
                                           ===============   ==============   =============    ==============    ==============
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